SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 3, 1998


                       Consolidated Technology Group Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-4186                      13-1948169
(State or other jurisdiction      (Commiission                (IRS Employer
        of incorpation              File No.)               Identification No.)



                     160 Broadway, New York, New York 10038
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 233-4500.


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Item 1. Changes in Control of Registrant.

     On April 2, 1998, Messrs. Lewis S. Schiller, Norman J. Hoskin and Gerald E. Kay and Ms. Grazyna B. Wnuk, who constituted the entire Board of Directors (the "Former Board"), resigned as directors and officers of Consolidated Technology Group Ltd. ("CTG") and its subsidiaries. Prior to their resignation, the Former Board elected Messrs. Edward D. Bright, Seymour Richter and Donald Chaifetz as directors, such election to take place contemporaneously with the resignations of the members of the Former Board. Messrs. Bright, Richter and Chaifetz will serve as directors until their successors are elected and qualified, following the next meeting of CTG's shareholders.

     The resignation of the members of the Former Board and the election of the new directors was effective on April 2, 1998 upon (a) the closing of the sale by International Magnetic Imaging, Inc. and certain of its subsidiaries (collectively, "IMI") of substantially all of their assets pursuant to an asset purchase agreement dated January 28, 1998 between IMI and Comprehensive Medical Imaging, Inc. and (b) the receipt by Mr. Schiller and Ms. Wnuk of certain payments from CTG and IMI.

     The resignation of the members of the Former Board, the election of the new directors and the payments to Mr. Schiller and Ms. Wnuk were effected pursuant to a series of agreements (the "Agreements") dated March 30, 1998, among CTG, its wholly-owned subsidiary, SIS Capital Corp. ("SISC"), and one or more of Messrs. Schiller Hoskin and Kay and Ms. Wnuk. The terms of the Agreements have been disclosed by CTG in a prior filing on Form 8-K.

     On April 3, 1998, the new CTG Board of Directors elected Mr. Richter President and acting Chief Executive Officer. The new CTG Board of Directors also elected Mr. Bright Chairman of the Board of Directors, as well as Secretary-Treasurer of the Company.

     CTG knows of no change in control of CTG based on stock ownership. Based on information provided by the new directors, one director, together with an affiliate of such director, owns approximately 1.7% of CTG's outstanding common stock and less than 1% of the outstanding stock of Netsmart Technologies, Inc., a publicly-held subsidiary of CTG. Neither of the other two directors own any shares of CTG's common stock. This filing is made under Item 1 to reflect a change in the composition of the Board of Directors which may be deemed to be a change in control.

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Item 2. Acquisiton or Disposition of Assets.

     Pursuant to one of the  Agreements,  which is among CTG, SISC and Mr. Lewis
S. Schiller, CTG transferred to Mr. Schiller or entities designated by him, the stock or assets of the following subsidiaries of CTG: Televend Inc., Sequential Electronics Systems, Inc., S-Tech, Inc., FMX Corporation, SES Holdings, Inc., Spectec, Inc. and The Trinity Group, Inc. ("Trinity"). These subsidiaries, other than Trinity, constitute CTG's electro-mechanical and electro-optical products manufacturing segment. Trinity performs management services for CTC's other subsidiaries. In connection with the transfer of Trinity, all contracts between Trinity and CTG's other subsidiaries were assigned to CTG.

     The transfer of these businesses was effective as of December 31, 1997. The pro forma effect of the transfer of these subsidiaries will be reflected in CTG's Form 10-K for the year ended December 31, 1997.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CONSOLIDATED TECHNOLOGY GROUP LTD.

                                            BY: /s/ Seymour Richter
                                               ---------------------------------
                                                    Seymour Richter
                                               President and acting Chief
                                                    Executive Officer

     Date: April 8, 1998


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